Exhibit 10.1

FIRST AMENDMENT TO THE FOURTH AMENDED AND
RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF
TAUBMAN PROPERTIES ASIA LLC

THIS FIRST AMENDMENT (this "Amendment") TO THE FOURTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF TAUBMAN PROPERTIES ASIA LLC (the “Fourth Amended and Restated Agreement”) is entered into effective as of April 26, 2016, and is made by, between and among TAUBMAN ASIA MANAGEMENT II LLC, a Delaware limited liability company (“T-Asia”), whose address is 200 East Long Lake Road, P.O. Box 200, Bloomfield Hills, Michigan 48303-0200, RENé TREMBLAY (“Tremblay”), whose address is 129 Repulse Tower Two, Floor 20, Hong Kong, and TAUBMAN PROPERTIES ASIA LLC, a Delaware limited liability company (the “Company”). (Capitalized terms used herein that are not herein defined shall have the meanings ascribed to them in the Fourth Amended and Restated Agreement.)

Recitals:

A.    The Taubman Realty Group Limited Partnership, a Delaware limited partnership (“TRG”), formed the Company under the name “Taubman Properties Asia LLC,” by filing, on April 21, 2005, a Certificate of Formation (the “Certificate”) with the Delaware Secretary of State in accordance with the Delaware Limited Liability Company Act (the "Act"). TRG, as the Company’s sole member, entered into and adopted an Operating Agreement of Taubman Properties Asia LLC dated as of April 21, 2005 (the “Original Agreement”). TRG subsequently assigned its entire interest in the Company to T-Asia, which became the sole member of the Company in TRG’s place and stead.

B.    On January 23, 2008, the Company admitted another member, and the Original Agreement was amended and restated (the “First Amended and Restated Agreement”).

C.    On October 4, 2009, such other member withdrew from the Company, leaving T-Asia as the sole member of the Company, and the First Amended and Restated Agreement was once again amended and restated as of December 7, 2009 (the “Second Amended and Restated Agreement”).

D.    On October 15, 2010, Tremblay was admitted as a member of the Company, and the parties hereto entered into the Third Amended and Restated Limited Liability Company Agreement of the Company (the “Third Amended and Restated Agreement”) to memorialize the understandings of the parties with respect to their relationship as members of, and their respective interests in, the Company.

E.    On April 30, 2014, the parties hereto entered into the Fourth Amended and Restated Agreement to change certain terms related to the redemption of Tremblay’s Membership Interest in the Company.

F.    The parties hereto now wish to amend the Fourth Amended and Restated Agreement to reflect the agreement of the parties to the terms and conditions of the redemption of fifty percent (50%) of Tremblay’s Membership Interest in the Company and for certain other reasons.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that the Fourth Amended and Restated Agreement is amended as follows:

1.    Section 3.1(a) of the Fourth Amended and Restated Agreement is hereby amended to insert “Subject to Section 5.8(b) hereof,” at the beginning thereof.

2.    Section 5.8 of the Fourth Amended and Restated Agreement is hereby deleted in its entirety, and the following Section 5.8 is substituted in the place thereof:

5.8	Redemption of a Portion of Tremblay’s Membership Interest.

(a)    On or before April 30, 2016, the Company shall redeem fifty percent (50%) of Tremblay’s Membership Interest (the “Redeemed Interest”) for a purchase price equal to Seven Million One Hundred Fifty Thousand US Dollars (US $7,150,000), (the “Partial Redemption Price”), and Tremblay has agreed to contribute to the capital of the Company Two Million US Dollars (US $2,000,000) of the redemption proceeds (the “Special Contribution”) at the closing of the redemption pursuant to Section 5.8(d) hereof. The Special Contribution shall be made notwithstanding the time periods and the notice requirement set forth in Section 2.1(b) hereof and shall be made in lieu of the capital contributions required by Section 3.1(a) hereof.

(b)    On or after the third anniversary of the opening for business to the public of the last to open of the Commercial Projects that constitute Non-Stabilized Assets on the closing date of the redemption of the Redeemed Interest pursuant to Section 5.8(a) hereof, Tremblay shall have the right, by written notice to the Company, to cause the Company to determine the Full Liquidation Value as defined in Section 5.8(c) hereof of one hundred percent (100%) of Tremblay’s Membership Interest as it existed immediately prior to the partial redemption pursuant to Section 5.8(a) hereof. The Full Liquidation Value shall be determined as of the date of such notice from Tremblay.

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If the Full Liquidation Value equals or exceeds Seven Million One Hundred Fifty Thousand US Dollars (US $7,150,000), then within ten (10) days after the determination of the Full Liquidation Value, the Company shall distribute to Tremblay an amount equal to the Special Contribution as a return of capital.

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If the Full Liquidation Value is greater than Five Million One Hundred Fifty Thousand US Dollars (US $5,150,000) but less than Seven Million One Hundred Fifty Thousand US Dollars (US $7,150,000), then within ten (10) days after the determination of the Full

Liquidation Value the Company shall make a distribution to Tremblay of an amount equal to that portion of the Special Contribution that equals the difference between (x) the Full Liquidation Value and (y) Five Million One Hundred Fifty Thousand US Dollars (US $5,150,000). Any or all of the Special Contribution that is not distributed to Tremblay pursuant to this Section 5.8(b) shall be distributed to Tremblay upon the redemption of his remaining Membership Interest to the extent (x) the Full Liquidation Value as determined pursuant to this Section 5.8(b) supports such distribution, and (y) the Company is not insolvent at such time and such distribution would not render the Company insolvent.

(c)    For purposes of this Section 5.8, “Full Liquidation Value” means the Liquidation Value as determined using the methodology set forth in Section 5.5(c) hereof, but the Liquidation Value shall take into account only those assets, liabilities, costs and expenses of the Company existing on the date of the closing of the Partial Redemption, which shall be determined by the agreement of the parties within forty (40) days after the date of the redemption notice. If the parties are unable to agree on the Full Liquidation Value on or before the expiration of such forty (40) day period, then either party may institute the appraisal process pursuant to Section 5.5(c) hereof.

(d)    The closing of the redemption provided for in Section 5.8(a) hereof shall take place at the principal office of the Company or at such other location as Tremblay and the Company shall agree upon, on a business day selected by the Company on or before April 30, 2016. At the closing, the Company shall pay by wire transfer the Partial Redemption Price net of the amount of the Special Contribution pursuant to a letter of direction from Tremblay, and Tremblay shall transfer to the Company the Redeemed Interest free and clear of all liens, security interests, and claims of others and shall deliver to the Company such instruments of transfer with respect to the Redeemed Interest and such evidence of authority, execution and delivery and the absence of any liens, security interests or claims of others as to the Redeemed Interest as the Company shall reasonably request.

3.    Notwithstanding any other provision of the Fourth Amended and Restated Agreement, this Amendment constitutes a legal, valid and binding agreement of the parties and is enforceable against such parties in accordance with its terms. Except as hereby amended all of the provisions of the Fourth Amended and Restated Agreement are hereby ratified and confirmed and shall remain in full force and effect. This Amendment shall be governed by and construed under the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by such laws. Each provision of this Amendment shall be considered severable, and if for any reason any provision or provisions herein are determined to be invalid, unenforceable, or illegal under any existing or future law, such invalidity, unenforceability, or illegality shall not impair the operation of or affect those portions of this Amendment which are valid, enforceable, and legal. For purposes of this Amendment, a signature delivered by facsimile or other electronic format shall be deemed the same as the delivery of an original signature. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and together which shall constitute one and the same agreement. The Fourth Amended and Restated Agreement as amended by this Amendment constitutes the entire agreement among the parties hereto with respect to the subject matter thereof and supersedes any and all other agreements, either oral or written, among the parties with respect to the subject matter thereof.

IN WITNESS WHEREOF, the undersigned have entered into this Amendment as of the date first-above written.

TAUBMAN ASIA MANAGEMENT II LLC, a Delaware limited liability company

By: /s/ Chris B. Heaphy
Its: Authorized Signatory

/s/ René Tremblay
RENÉ TREMBLAY

TAUBMAN PROPERTIES ASIA LLC, a Delaware limited liability company

By:     /s/ Chris B. Heaphy

Its: Authorized Signatory